EXHIBIT 5.1

[Davis Graham & Stubbs LLP Letterhead]

June 2, 2011

Board of Directors

Red Robin Gourmet Burgers, Inc.

6312 South Fiddler’s Green Circle, Suite 200N

Greenwood Village, Colorado 80111

Re:                               Registration Statement on Form S-8 relating to 250,000 shares of Common Stock under the Red Robin Gourmet Burgers, Inc. Second Amended and Restated 2007 Performance Incentive Plan

Board of Directors:

We have acted as counsel to Red Robin Gourmet Burgers, Inc. (the “Company”) in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission.  The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Act”), of 250,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share, reserved for issuance under the Company’s Second Amended and Restated 2007 Performance Incentive Plan (the “Plan”).

This opinion is delivered pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In such connection, we have examined certain corporate records and proceedings of the Company, including actions taken by the Company relating to the authorization and issuance of the Shares, and such other matters as we deemed appropriate.  In our examination, we have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, we are of the opinion that the Shares are duly and validly authorized and when issued and sold as contemplated by the Plan and the Registration Statement, will be legally and validly issued, fully paid and non-assessable shares of capital stock of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules of the Securities and Exchange Commission.

Very truly yours,

/s/ Davis Graham & Stubbs LLP

DAVIS GRAHAM & STUBBS LLP